[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]



                                  June 19, 1998


First Washington Realty Trust, Inc.
4350 East-West Highway
Suite 400
Bethesda, Maryland 20814

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

     We have served as Maryland counsel to First Washington Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to (a) 367,658 shares (the "Restricted Shares") of Common Stock, $.01 par value per share, of the Company (the "Common Stock") issuable in connection with the Company's 1996 Restricted Stock Plan, as amended (the "Plan"), and (b) 200,000 shares (the "Contingent Shares") of Common Stock issuable in connection with the Company's Amended and Restated 1996 Contingent Stock Agreements (the "Agreements"). The Restricted Shares and the Contingent Shares (collectively, the "Shares") are covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement, including the related form of prospectus included therein, in the form in which it was transmitted by the Company to the Securities and Exchange Commission (the "Commission") under the 1933 Act;


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First Washington Realty Trust, Inc.
June 19, 1998
Page 2




     2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company (the "Bylaws"), certified as the date hereof by its Senior Vice President and Secretary;

     4. A certificate as of a recent date of the SDAT as to the good standing of the Company;

     5. Resolutions adopted by the Board of Directors of the Company relating to the issuance of certain of the Shares (the "Adopted Resolutions"), certified as of the date hereof by the Senior Vice President and Secretary of the Company;

     6. The Plan, certified as of the date hereof by the Senior Vice President and Secretary of the Company;

     7. The Agreements, certified as of the date hereof by the Senior Vice President and Secretary of the Company;

     8. A form of certificate representing shares of the Common Stock, certified as of the date hereof by the Senior Vice President and Secretary of the Company;

     9. A certificate executed by the Senior Vice President and Secretary of the Company, dated the date hereof; and

     10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

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First Washington Realty Trust, Inc.
June 19, 1998
Page 3




     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. The Shares will not be transferred in violation of any restriction or limitation contained in Section 4.5.5 of the Charter.

     6. Prior to the issuance of any of the Shares, the Board of Directors of the Company will adopt resolutions authorizing the issuance of the Shares (the "Additional Resolutions," together with the Adopted Resolutions, collectively referred to as the "Resolutions").

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.




First Washington Realty Trust, Inc.
June 19, 1998
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     2. The  Restricted  Shares are duly  authorized  and, when and if delivered against payment therefor in accordance with the Resolutions and the Plan, will be (assuming that the sum of (i) all shares of Common Stock issued and outstanding on the date hereof, (ii) all shares of Common Stock issued between the date hereof and the date on which the Restricted Shares are issued (not including any Restricted Shares) and (iii) the Restricted Shares will not exceed the number of shares of Common Stock that the Company is then authorized to issue) validly issued, fully paid and nonassessable.

     3. The Contingent Shares are duly authorized and, when and if delivered against payment therefor in accordance with the Resolutions and the Agreements, will be (assuming that the sum of (i) all shares of Common Stock issued and outstanding on the date hereof, (ii) all shares of Common Stock issued between the date hereof and the date on which the Contingent Shares are issued (not including any Contingent Shares) and (iii) the Contingent Shares will not exceed the number of shares of Common Stock that the Company is then authorized to issue) validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.



First Washington Realty Trust, Inc.
June 19, 1998
Page 5



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                Very truly yours,

                                Ballard Spahr Andrews & Ingersoll, L.L.P.




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